Exhibit 5.1

Sirius XM Holdings Inc.
1221 Avenue of the Americas
New York, NY 10020

May 19, 2015

Sirius XM Holdings Inc.
1221 Avenue of the Americas
New York, New York 10020

Ladies and Gentlemen:

I am General Counsel of Sirius XM Holdings Inc., a Delaware corporation (the “Company”). This letter is being delivered in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration by the Company of 400,000,000 shares of common stock, par value $0.001 per share (the “Shares”), which may be issued pursuant to the Sirius XM Holdings Inc. 2015 Long-Term Stock Incentive Plan (the “Plan”).

I have examined the Registration Statement and the Plan. I also have examined the originals, duplicates or certified or conformed copies of such records, agreements, documents and other instruments and have made such other investigations as I have deemed relevant and necessary in connection with the opinion hereinafter set forth.

In rendering the opinion set forth below, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, I am of the opinion that the Shares have been duly authorized for issuance pursuant to the Plan and, upon their issuance and delivery in accordance with the provisions of the Plan, will be validly issued, fully paid and nonassessable.

I do not express any opinion herein concerning any law other than the Delaware General Corporation Law.

SIRUS XM HOLDINGS INC.	-2-	MAY 19, 2015

I hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Patrick L. Donnelly
Patrick L. Donnelly, Esq.
Executive Vice President,
General Counsel and Secretary